Exhibit 99.1
R1 RCM Reports Second Quarter 2021 Results; Raises 2021 Guidance
Murray, Utah - August 3, 2021 - R1 RCM Inc. (NASDAQ: RCM), a leading provider of technology-driven solutions that transform the patient experience and financial performance of healthcare providers, today announced results for the three months ended June 30, 2021.
Second Quarter 2021 Results:
•Revenue of $353.4 million, up $38.7 million or 12.3% compared to the same period last year

•GAAP net income of $18.4 million, up $3.3 million or 21.9% compared to the same period last year

•Adjusted EBITDA of $78.8 million, up $13.5 million or 20.7% compared to the same period last year
“Our second quarter results demonstrate the continued momentum in our business, driven by strong operational execution and benefits from our investments in automation,” said Joe Flanagan, president and chief executive officer of R1. “Demand for our solutions remains very strong and we continue to invest heavily in advancing our technology roadmap in order to deliver transformational value to healthcare providers.”
“I am proud of our team’s steady focus on execution, which is driving strong financial outcomes for R1 as well as for our customers,” added Rachel Wilson, chief financial officer and treasurer. “Given our performance in the first half of the year, we are pleased to be in a position to raise our 2021 guidance and look forward to continuing to deliver on our commitments.”
Outlook
The company is updating 2021 guidance and now expects to generate:
•Revenue of between $1,460 million and $1,480 million
•GAAP operating income of $135 million to $145 million
•Adjusted EBITDA of $330 million to $340 million

Conference Call and Webcast Details
R1’s management team will host a conference call today at 8:00 a.m. Eastern Time to discuss its financial results and business outlook. To participate, please dial 833-968-2190 (778-560-2796 outside the U.S. and Canada) using conference code number 4689838. A live webcast and replay of the call will be available at the Investor Relations section of the Company’s website at ir.r1rcm.com.
Non-GAAP Financial Measures
In order to provide a more comprehensive understanding of the information used by R1’s management team in financial and operational decision making, the Company supplements its GAAP consolidated financial statements with certain non-GAAP financial performance measures, including adjusted EBITDA and net debt. Adjusted EBITDA is defined as GAAP net income before net interest income/expense, income tax provision/benefit, depreciation and amortization expense, share-based compensation expense, strategic initiatives costs, and certain other items. Net debt is defined as debt less cash and cash equivalents, inclusive of restricted cash.
Our board of directors and management team use adjusted EBITDA as (i) one of the primary methods for planning and forecasting overall expectations and for evaluating actual results against such expectations and (ii) a performance evaluation metric in determining achievement of certain executive incentive compensation programs, as well as for incentive compensation programs for employees.
Tables 4 through 9 present a reconciliation of GAAP financial measures to non-GAAP financial measures, including adjusted EBITDA. Adjusted EBITDA should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.

Forward Looking Statements
This press release includes information that may constitute “forward-looking statements,” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future, not past, events and often address our expected future growth, plans and performance or forecasts. These forward-looking statements are often identified by the use of words such as “anticipate,” “believe,” “designed,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “will,” or “would,” and similar expressions or variations, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about the potential impacts of the COVID-19 pandemic, our strategic initiatives, our capital plans, our costs, our ability to successfully implement new technologies, our future financial performance, and our liquidity. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Subsequent events and developments, including actual results or changes in our assumptions, may cause our views to change. We do not undertake to update our forward-looking statements except to the extent required by applicable law. Readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements included herein are expressly qualified in their entirety by these cautionary statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to, the severity, magnitude and duration of the COVID-19 pandemic; responses to the pandemic by the government and healthcare providers and the direct and indirect impacts of the pandemic on our customers and personnel; the disruption of national, state and local economies as a result of the pandemic; the impact of the pandemic on our financial results, including possible lost revenue and increased expenses; and the factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2020 and any other periodic reports that the Company files with the Securities and Exchange Commission.

About R1 RCM
R1 is a leading provider of technology-driven solutions that transform the patient experience and financial performance of healthcare providers. R1’s proven and scalable operating models seamlessly complement a healthcare organization’s infrastructure, quickly driving sustainable improvements to net patient revenue and cash flows while reducing operating costs and enhancing the patient experience. To learn more, visit: r1rcm.com
Contact:
R1 RCM Inc.
Investor Relations:
Atif Rahim
312-324-5476
investorrelations@r1rcm.com

Media Relations:
Natalie Joslin
678-585-1206
media@r1rcm.com

Table 1
R1 RCM Inc.
Consolidated Balance Sheets
(In millions)
	(Unaudited)
	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$164.9	$173.8
Accounts receivable, net of $2.2 million and $3.7 million allowance	96.8	91.3
Accounts receivable, net of $0.1 million and $0.1 million allowance - related party	31.9	30.9
Prepaid expenses and other current assets	59.7	59.4
Total current assets	353.3	355.4
Property, equipment and software, net	89.8	93.7
Operating lease right-of-use assets	56.5	57.8
Intangible assets, net	162.2	171.1
Goodwill	375.5	375.3
Non-current deferred tax assets	62.6	73.7
Non-current portion of restricted cash equivalents	0.5	1.0
Other assets	77.4	61.0
Total assets	$1,177.8	$1,189.0
Liabilities
Current liabilities:
Accounts payable	$21.0	$18.2
Current portion of customer liabilities	30.8	16.7
Current portion of customer liabilities - related party	6.7	15.3
Accrued compensation and benefits	76.6	51.9
Current portion of operating lease liabilities	10.7	12.2
Current portion of long-term debt	38.7	32.3
Other accrued expenses	53.3	59.7
Total current liabilities	237.8	206.3
Non-current portion of customer liabilities - related party	16.4	16.3
Non-current portion of operating lease liabilities	65.3	71.0
Long-term debt	500.7	519.7
Other non-current liabilities	35.5	36.3
Total liabilities	855.7	849.6

Preferred Stock	—	251.5
Stockholders’ equity:
Common stock	3.0	1.4
Additional paid-in capital	587.2	393.7
Accumulated deficit	(117.3)	(161.5)
Accumulated other comprehensive loss	(7.1)	(6.5)
Treasury stock	(143.7)	(139.2)
Total stockholders’ equity	322.1	87.9
Total liabilities and stockholders’ equity	$1,177.8	$1,189.0

Table 2
R1 RCM Inc.
Consolidated Statements of Operations (Unaudited)
(In millions, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net operating fees	$285.2	$287.8	$571.3	$568.7
Incentive fees	37.5	1.3	66.5	18.1
Other	30.7	25.6	58.2	48.4
Net services revenue	353.4	314.7	696.0	635.2
Operating expenses:
Cost of services	287.0	248.3	554.2	502.2
Selling, general and administrative	29.0	23.3	54.6	48.8
Other expenses	9.8	18.0	22.8	26.7
Total operating expenses	325.8	289.6	631.6	577.7
Income from operations	27.6	25.1	64.4	57.5
Net interest expense	3.4	4.8	7.3	8.6
Income before income tax provision	24.2	20.3	57.1	48.9
Income tax provision	5.8	5.2	12.9	15.6
Net income	$18.4	$15.1	$44.2	$33.3

Net income (loss) per common share:
Basic	$0.07	$0.04	$(2.16)	$0.10
Diluted	$0.06	$0.03	$(2.16)	$0.08
Weighted average shares used in calculating net income (loss) per common share:
Basic	268,251,790	115,067,552	253,850,972	114,754,298
Diluted	320,832,913	165,887,964	253,850,972	167,809,324

Basic:
Net income	$18.4	$15.1	$44.2	$33.3
Less dividends on preferred shares	—	(5.6)	(592.3)	(11.0)
Less income allocated to preferred shareholders	—	(4.7)	—	(11.0)
Net income (loss) available/allocated to common shareholders - basic	$18.4	$4.8	$(548.1)	$11.3
Diluted:
Net income	$18.4	$15.1	$44.2	$33.3
Less dividends on preferred shares	—	(5.6)	(592.3)	(11.0)
Less income allocated to preferred shareholders	—	(3.8)	—	(8.9)
Net income (loss) available/allocated to common shareholders - diluted	$18.4	$5.7	$(548.1)	$13.4

Table 3
R1 RCM Inc.
Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Six Months Ended June 30,
	2021	2020
Operating activities
Net income	$44.2	$33.3
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	35.5	33.6
Amortization of debt issuance costs	0.5	0.5
Share-based compensation	36.5	9.1
Loss on disposal and right-of-use asset write-downs	0.6	4.5
Provision for credit losses	0.2	1.7
Deferred income taxes	10.5	15.1
Non-cash lease expense	5.2	6.0
Changes in operating assets and liabilities:
Accounts receivable and related party accounts receivable	(8.8)	(5.4)
Prepaid expenses and other assets	(15.2)	(10.5)
Accounts payable	2.2	4.5
Accrued compensation and benefits	25.0	(44.2)
Lease liabilities	(7.4)	(5.9)
Other liabilities	(6.9)	12.7
Customer liabilities and customer liabilities - related party	6.4	(9.7)
Net cash provided by operating activities	128.5	45.3
Investing activities
Purchases of property, equipment, and software	(18.4)	(31.1)
Acquisition of SCI, net of cash acquired and earn-out provision	—	(189.0)
Proceeds from disposal of assets	2.6	—
Net cash used in investing activities	(15.8)	(220.1)
Financing activities
Issuance of senior secured debt, net of discount and issuance costs	—	190.6
Borrowings on revolver	—	50.0
Repayment of senior secured debt	(12.9)	(10.5)
Repayments on revolver	—	(20.0)
Payment of contingent consideration liability	(4.8)	—
Inducement of preferred stock conversion	(105.0)	—
Exercise of vested stock options	5.7	4.3
Shares withheld for taxes	(4.5)	(1.1)
Other	—	(5.7)
Net cash (used in) provided by financing activities	(121.5)	207.6
Effect of exchange rate changes in cash, cash equivalents and restricted cash	(0.6)	(1.2)
Net (decrease) increase in cash, cash equivalents and restricted cash	(9.4)	31.6
Cash, cash equivalents and restricted cash, at beginning of period	174.8	92.5
Cash, cash equivalents and restricted cash, at end of period	$165.4	$124.1

Table 4
R1 RCM Inc.
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA (Unaudited)
(In millions)

	Three Months Ended June 30,		2021 vs. 2020 Change		Six Months Ended June 30,		2021 vs. 2020 Change
	2021	2020	Amount	%	2021	2020	Amount	%
Net income	$18.4	$15.1	$3.3	22%	$44.2	$33.3	$10.9	33%
Net interest expense	3.4	4.8	(1.4)	(29)%	7.3	8.6	(1.3)	(15)%
Income tax provision	5.8	5.2	0.6	12%	12.9	15.6	(2.7)	(17)%
Depreciation and amortization expense	17.6	17.9	(0.3)	(2)%	35.5	33.6	1.9	6%
Share-based compensation expense	23.8	4.3	19.5	453%	36.5	9.1	27.4	301%
Other expenses	9.8	18.0	(8.2)	(46)%	22.8	26.7	(3.9)	(15)%
Adjusted EBITDA (non-GAAP)	$78.8	$65.3	$13.5	21%	$159.2	$126.9	$32.3	25%

Table 5
R1 RCM Inc.
Reconciliation of GAAP Cost of Services to Non-GAAP Cost of Services (Unaudited)
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cost of services	$287.0	$248.3	$554.2	$502.2
Less:
Share-based compensation expense	15.7	1.5	23.0	3.4
Depreciation and amortization expense	16.8	17.0	33.9	31.4
Non-GAAP cost of services	$254.5	$229.8	$497.3	$467.4

Table 6
R1 RCM Inc.
Reconciliation of GAAP Selling, General and Administrative to Non-GAAP Selling, General and Administrative (Unaudited)
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Selling, general and administrative	$29.0	$23.3	$54.6	$48.8
Less:
Share-based compensation expense	8.1	2.8	13.5	5.7
Depreciation and amortization expense	0.8	0.9	1.6	2.2
Non-GAAP selling, general and administrative	$20.1	$19.6	$39.5	$40.9

Table 7
R1 RCM Inc.
Consolidated Non-GAAP Financial Information (Unaudited)
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net operating fees	$285.2	$287.8	$571.3	$568.7
Incentive fees	37.5	1.3	66.5	18.1
Other	30.7	25.6	58.2	48.4
Net services revenue	353.4	314.7	696.0	635.2

Operating expenses:
Cost of services (non-GAAP)	254.5	229.8	497.3	467.4
Selling, general and administrative (non-GAAP)	20.1	19.6	39.5	40.9
Sub-total	274.6	249.4	536.8	508.3

Adjusted EBITDA	$78.8	$65.3	$159.2	$126.9

Table 8
R1 RCM Inc.
Reconciliation of GAAP Operating Income Guidance to Non-GAAP Adjusted EBITDA Guidance (Unaudited)
(In millions)

2021
GAAP Operating Income Guidance	$135-145
Plus:
Depreciation and amortization expense	$75-85
Share-based compensation expense	$75-85
Strategic initiatives, severance and other costs	$40-50
Adjusted EBITDA Guidance	$330-340

Table 9
R1 RCM Inc.
Reconciliation of Total Debt to Net Debt (Unaudited)
(In millions)

	June 30,	December 31,
	2021	2020
Senior Revolver	$70.0	$70.0
Senior Term Loan	471.7	484.6
Total debt	541.7	554.6

Less:
Cash and cash equivalents	164.9	173.8
Non-current portion of restricted cash equivalents	0.5	1.0
Net Debt	$376.3	$379.8

Note: Net debt does not include effect of debt refinancing completed on 7/1/21.